UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2012

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On February 14, 2012, the Board of Directors of Hardinge Inc. (“Hardinge” or the “Company”) elected Robert J. Lepofsky and R. Tony Tripeny each as Directors of the Company to fill the vacancy caused by the resignation of Kyle Seymour as Director and Chairman of the Board of Directors and to fill the newly-created director position resulting from the amendment of the Company’s By-laws to increase the number of directors constituting the Board of Directors from seven directors to eight directors.  Mr. Lepofsky will serve as a Class I Director and Mr. Tripeny will serve as a Class II Director.

Base Salary Adjustments

On February 14, 2012, Hardinge’s Board of Directors, based on the recommendations of the Compensation Committee of the Board of Directors (the “Compensation Committee”) and an external consultant, increased the annual base salaries of Messrs. Simons, Langa and Tifft by $41,250, $23,100 and $5,680, respectively. As a result of the increases, effective as of February 1, 2012, Mr. Simons’ annual base salary is $416,250, Mr. Langa’s annual base salary is $260,000 and Mr. Tifft’s annual base salary is $195,200.

Employment Agreements

On February 14, 2012, the Board of Directors of Hardinge authorized amendments to employment agreements previously entered into by the Company with each of Messrs. Simons, Gaio, Langa and Tifft which amendments will be effective as of February 14, 2012.  Copies of the four employment agreement amendments are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K. The amendments were adopted in an effort to comply with the best practice guidelines promulgated by a shareholder services company.

Prior to the amendments, the employment agreements provided for certain enhanced severance benefits for the executive in the case of a resignation for any reason at any time after 12 months following a “change-in-control” with respect to the Company.

The amendments eliminate the availability of the enhanced severance benefits after 12 months following a change-in-control with respect to the Company. Following the adoption of the amendments, each executive will only be entitled to receive such severance benefits in the case that, within one year following the change-in-control, the acquirer of the Company terminates the executive without “cause” or the executive terminates his employment for “good reason.”

Performance Share Incentives

December 2008 Performance Share Incentive Grant

In December 2008, the Compensation Committee made awards of Performance Share Incentives to Messrs. Simons, Gaio, Tifft and Langa (the “Covered Executives”), payable in shares of the Company’s common stock pursuant to the Company’s 2002 Incentive Stock Plan.  The awards were contingent upon the performance of the Company against EBITDA objectives in the years 2009, 2010 and 2011.  In 2009 and 2010, the applicable EBITDA objectives were not met and none of the Covered Executives received any shares of common stock pursuant to the award.

In 2011, the Company surpassed the EBITDA objective established by the Compensation Committee for the 2011 fiscal year and the Company, in accordance with the terms of the award, has determined that it will pay out the following amounts of shares of the Company’s common stock to each of the Covered Executives as set forth below:

Executive Officer	Amount of Shares to be Paid to Executive Officer

Richard L. Simons, Chairman of the Board, President and Chief Executive Officer	17,381

Edward J. Gaio, Vice President and Chief Financial Officer	9,270

Douglas C. Tifft, Senior Vice President — Administration	9,270

James P. Langa Senior Vice President — Asian Operations	5,794

Cash Incentive Plan

2011 Cash Incentive Plan

On February 14, 2012, the independent members of the Company’s Board of Directors, accepting the recommendations of the Compensation Committee, approved the payments to Messrs. Simons, Gaio, Langa and Tifft under the Company’s Cash Incentive Plan, based on the Company’s performance against specified financial performance goals and other objectives recommended by the Committee and set by the independent members of the Board of Directors for 2011 (the “2011 Plan”).

The performance goals for the 2011 Plan were previously summarized in the Current Report on Form 8-K that was filed by the Company with the Securities and Exchange Commission on February 22, 2011.  Set forth below are the payments to be made to each of the executives under the 2011 Plan:

Executive Officer	Payments to be Made Pursuant to the 2011 Plan

Richard L. Simons, Chairman of the Board, President and Chief Executive Officer	$454,272

Edward J. Gaio, Vice President and Chief Financial Officer	$189,922

James P. Langa, Senior Vice President — Asian Operations	$198,275

Douglas C. Tifft, Senior Vice President — Administration	$131,376

2012 Cash Incentive Plan

On February 14, 2012, the independent members of the Board of Directors of Hardinge, accepting the recommendations of the Compensation Committee, adopted terms for 2012 incentive compensation (payable in 2013) for the Company’s executive officers under the Hardinge Inc. Cash Incentive Plan (the “2012 Plan”).  The 2012 Plan provides incentive bonuses payable in cash to the Company’s executive officers based on the Company’s performance against specified financial performance goals and other objectives recommended by the Compensation Committee and set by the independent members of the Board of Directors each year.  The Compensation Committee approves payments, if any, after the end of the year.

As provided in the 2012 Plan, target awards for each executive officer are expressed as a percentage of the executive officer’s annual base salary.  The 2012 target awards are as follows:

Executive Officer	Percentage of Base Salary

Richard L. Simons, Chairman of the Board, President and Chief Executive Officer	70%

Edward J. Gaio, Vice President and Chief Financial Officer	50%

James P. Langa, Senior Vice President — Asian Operations	50%

Douglas C. Tifft, Senior Vice President — Administration	40%

As set by the Compensation Committee and adopted by the independent members of the Board of Directors, 2012 performance goals under the 2012 Plan include a threshold, target and maximum for the Company’s (a) earnings before interest, taxes, depreciation and amortization (EBITDA) (the “EBITDA Goal”) and (b) managed working capital (expressed as a percentage of annualized sales) (the “Managed Working Capital Goal”).

Each executive officer is eligible to earn the percentages of the target award referenced in the table below based on the performance (i.e., if the threshold level is achieved, if the target level is achieved or if the maximum level is achieved) with respect to the EBITDA Goal and Managed Working Capital Goal:

	% of Target Award Paid
	EBITDA Goal	Managed Working Capital Goal	Combined Payout
Performance Result
Threshold	12.5%	6.25%	18.75%
Target	50.0%	25.0%	75.00%
Maximum	100.0%	50.0%	150.00%

In addition, the Committee retains full discretion to award or withhold incentive compensation in an amount up to 25% of an executive officer’s target award, regardless of the Company’s performance against the performance goals, and full discretion to reduce, but not increase, any award otherwise determined by the Company’s performance against the performance goals.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Bylaws

On February 14, 2012, the Board of Directors approved an amendment to Article III, Section 3 of the Bylaws of Hardinge Inc., whereby the number of directors constituting the entire Board of Directors was increased from seven directors to eight directors (the “Bylaws Amendment”).  The foregoing description of the Bylaws Amendment is qualified in its entirety by reference to the full text of the Bylaws Amendment, attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amendment to Bylaws of Hardinge Inc.
10.1	Amendment No. 1 to Employment Agreement between Hardinge Inc. and Richard L. Simons
10.2	Amendment No. 1 to Employment Agreement between Hardinge Inc. and Edward J. Gaio
10.3	Amendment No. 1 to Employment Agreement between Hardinge Inc. and James P. Langa
10.4	Amendment No. 1 to Employment Agreement between Hardinge Inc. and Douglas C. Tifft

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: February 17, 2012	By:	/S/ Richard L. Simons
Richard L. Simons
Chairman, President and CEO